UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7

TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHOTOZOU HOLDINGS, INC.

(Exact Name of registrant in its charter)

Delaware	6770	47-3003188
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4-30-4F, Yotsuya, Shinjuku-ku, Tokyo, 160-0004, Japan

+81-3-6303-9988

(Address and telephone number of principal executive offices)

2-24-13-904, Kamiosaki, Shinagawa-ku, Tokyo, 141-0021, Japan

(Former Address)

Copies to:

Thomas DeNunzio

780 Reservoir Avenue, #123

Cranston, RI 02910

Telephone (401) 641-0405

Electronic Fax (401) 633-7300

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐.

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐. (Do not check if a smaller reporting company)	Smaller reporting company	☒

 EXPLANATORY NOTE

This Post-Effective Amendment No.7 amends the Registration Statement on Form S-1, as amended, (File No. 333-201697), (the “Registration Statement”), originally filed with the Securities and Exchange Commission on January 26, 2015 by Photozou Holdings, Inc. fka Exquisite Acquisition, Inc., (the “Company”) and declared effective by the Commission on July 20, 2016. The Registration Statement registered for sale 4,000,000 shares of the Company’s common stock pursuant to Rule 419. There were approximately 3,020,500 shares subscribed for by the subscribers. There were no securities issued to the subscribers. The Company was unable to effect a timely business combination pursuant to Rule 419 and the offering was terminated. Subscriber funds held in escrow were returned to subscribers under Rule 419(e)(2)(iv). The Post-Effective Amendment is being filed to remove from registration all of the registered shares of common stock subscribed for by the subscribers and to withdraw from registration any shares of common stock that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this this post-effective amendment No. 7 to the registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Tokyo, Japan on May 11, 2018.

Photozou Holdings, Inc.
(Registrant)

By:	/s/ Koichi Ishizuka
Koichi Ishizuka, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No. 7 to the registration statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Koichi Ishizuka	President, Secretary and Director	May 11, 2018
Koichi Ishizuka	Chief Executive Officer

/s/ Koichi Ishizuka	Treasurer	May 11, 2018
Koichi Ishizuka	Chief Financial Officer

/s/ Koichi Ishizuka	Controlling Shareholder	May 11, 2018
Koichi Ishizuka	Principal Accounting Officer